UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Amendment No. 1

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Gulf Resources, Inc. (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the proxy statement on Schedule 14A of Gulf Resources, Inc. (the “Company”) for the 2012 annual meeting of stockholders as filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2012 (the “Proxy Statement”) is being filed solely for the purposes of amending and restating the section entitled “Security Ownership of Certain Beneficial Owners and Management” to update information with respect to the security ownership of certain officers, directors and more than 5% stockholders of the Company. This Amendment No. 1 does not affect any other portion of the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of common stock, as of the record date of the meeting, by each of Company’s directors and executive officers; all executive officers and directors as a group, and each person known to Company to own beneficially more than 5% of Company’s common stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.  As of August 24, 2012, there were 34,745,342 shares of the Company’s Common Stock outstanding.

Name of Beneficial Owner (1)	Number of Shares		Percent of Class
Ming Yang (Chairman)	13,391,454	(2)	38.5%
Xiaobin Liu (CEO)	414,831	(3)	*
Min Li (CFO)	414,831	(4)	*
Naihui Miao (COO)	414,831	(5)	*
Nan Li (Director)	25,000	(6)	*
Yang Zou (Director)	25,000	(7)	*
Shi Tong Jiang (Director)	44,916	(8)	*
Tengfei Zhang (Director)	25,000	(9)	*
All Directors and Executive Officers as a Group (eight persons)	14,155,863		40.7%

________________
*     Less than 1%.

(1) The address of each director and executive officer is c/o Gulf Resources, Inc., 99 Wenchang Road, Chenming Industrial Park, Shouguang City, Shandong, People’s Republic of China 262714.

(2) Includes 2,512,200 shares owned by Ming Yang, 5,079,721 shares owned by Ms. Wenxiang Yu, the wife of Mr. Yang, 1,674,800 shares owned by Mr. Zhi Yang, Mr. Yang’s son, and 4,124,733 shares owned by  Shandong Haoyuan Industry Group Ltd. ("SHIG"), of which Mr. Yang is the controlling shareholder, chief executive officer and a director.  Mr. Yang disclaims beneficial ownership of the shares owned by his wife and SHIG.

(3) Includes 400,000 shares issuable upon exercise of options held by Mr. Liu.

(4) Includes 400,000 shares issuable upon exercise of options held by Mr. Li.

(5) Includes 400,000 shares issuable upon exercise of options held by Mr. Miao.

(6) Includes 25,000 shares issuable upon exercise of options held by Mr. Li.

(7) Includes 25,000 shares issuable upon exercise of options held by Mr. Zou.

(8) Includes 37,500 shares issuable upon exercise of options held by Mr. Jiang.

(9) Includes 25,000 shares issuable upon exercise of options held by Mr. Zhang.